Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Reports Second Quarter 2018 Results

Advancing Development Programs for Remote Robotics and Neurovascular Applications

WALTHAM, MA – August 7, 2018 – Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today reported financial results for its second quarter ended June 30, 2018.

Recent Highlights and Accomplishments

●	Accelerated initiatives to expand robotic treatment into neurovascular procedures. Announced Aquilla “Quill” Turk, D.O. as Chief Medical Officer of Neurovascular Interventions and formed a Steering Committee of eight neurovascular physicians to advance robotic technology for neurovascular interventions and acute stroke care

●	Meaningful progress in the development of remote vascular robotic technology. Successful telestenting procedure from a remote distance greater than 100 miles at Spectrum Health completed by Ryan Madder, M.D. in a porcine model and significant progress in pre-clinical trials evaluating remote robotics with the Mayo Clinic

●	Expansion in Japan. Received Pharmaceutical and Medical Device Agency (PMDA) approval for CorPath GRX System in Japan and began commercial launch with distribution partner, Japan MedicalNext, Co. (a wholly owned subsidiary of Mitsubishi Healthcare)

“We have made meaningful progress advancing the development of remote-telestenting which has, in turn, led to the acceleration of our efforts to address the neurovascular market. We are focusing our clinical and development work in this area to leverage the GRX platform and expand upon what we are building in the interventional suite with PCI and peripheral applications,” stated Mark Toland, President and Chief Executive Officer. “Despite purchase timing uncertainties and capital budget cycles at the hospital administration level which have impacted our results in the first half of the year, we remain confident in our long-term ability to drive widespread robotics implementation.”

Second Quarter 2018 Financial Results

Revenue for the second quarter of 2018 totaled $1.7 million compared to $2.3 million for the same period in the prior year. During the quarter, Corindus installed two new CorPath GRX Systems and two system upgrades, increasing the installed base of CorPath GRX to 41 systems. The company shipped 390 cassettes in the second quarter of 2018.

Gross loss totaled $0.5 million for the second quarter of 2018 compared to a gross profit of $0.1 million for the second quarter of 2017.

Selling, general and administrative expenses totaled $6.9 million for the second quarter of 2018, compared to $5.9 million for the second quarter of 2017. Research and development expenses totaled $2.0 million for the second quarter of 2018 compared to $2.5 million for the second quarter of 2017.

Net loss totaled $9.9 million for the second quarter of 2018, compared to a net loss of $8.4 million in the second quarter of 2017.

Cash and cash equivalents as of June 30, 2018 were $34.3 million.

Webcast and Conference Call Information

Management will host a conference call and webcast, including slide presentation, today beginning at 4:30 p.m. ET to discuss financial results and recent business developments. The conference call will also include clinician guest speakers to provide expert perspectives on remote robotics and its future role in the stroke treatment paradigm.

Featured speakers:

●	Ryan Madder, M.D., FACC, Interventional Cardiologist at Spectrum Health and Member Cardiovascular Steering Committee at Corindus

●	Aquilla “Quill” Turk, D.O., Director of Neurointerventional Surgery at the Medical University of South Carolina and Chief Medical Officer, Neurovascular at Corindus

Investors interested in listening to the conference call may do so by dialing (833) 286-5802 for domestic callers, or (647) 689-4447 for international callers, using Conference ID: 9599515. To listen to a live webcast, please visit the "Investor Relations" section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and percutaneous vascular procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. CorPath GRX is the second generation robotic-assisted PCI technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●	Our long-term ability to drive widespread robotics implementation.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

# # #

Investor Relations Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com

Media Contact:

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$34,315	$17,458
Accounts receivable	1,820	2,863
Inventories, net	2,801	2,103
Prepaid expenses and other current assets	806	539
Total current assets	39,742	22,963

Property and equipment, net	1,782	1,452
Deposits and other assets	516	151
Total assets	$42,040	$24,566

Liabilities, preferred stock and stockholders' equity
Current Liabilities:
Accounts payable	$2,524	$2,416
Accrued expenses	2,820	3,637
Customer deposits	—	93
Deferred revenue	540	339
Current portion of capital lease obligation	53	49
Total current liabilities	5,937	6,534

Long-term liabilities:
Deferred revenue, net of current portion	211	342
Long-term capital lease obligation, net of current portion	75	102
Other liabilities	83	73
Long-term debt	11,580	—
Warrant liability	110	—
Total long-term liabilities	12,059	517
Total liabilities	17,996	7,051
Total preferred stock	21,442	—
Total stockholders' equity	2,602	17,515
Total liabilities, preferred stock and stockholders' equity	$42,040	$24,566

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$1,665	$2,258	$3,150	$3,035
Cost of revenue	2,151	2,200	4,080	4,092
Gross profit (loss)	(486)	58	(930)	(1,057)

Operating expenses:
Research and development	2,000	2,489	4,135	5,053
Selling, general and administrative	6,874	5,906	14,329	11,978
Restructuring charge	349	—	349	—
Total operating expense	9,223	8,395	18,813	17,031

Operating loss	(9,709)	(8,337)	(19,743)	(18,088)

Other income (expense)
Warrant revaluation	70	—	100	—
Interest, net	(270)	(77)	(316)	(211)
Total other income (expense), net	(200)	(77)	(216)	(211)

Net loss	$(9,909)	$(8,414)	$(19,959)	$(18,299)

Accretion of beneficial conversion feature of Series A preferred stock	—	—	(5,236)	—
Accrued dividends on Series A preferred stock	(493)	—	(618)	—
Issuance of Series A-1 preferred stock as dividends on Series A preferred stock	(260)	—	(260)	—

Net loss attributable to common stockholders	$(10,662)	$(8,414)	$(26,073)	$(18,299)

Net loss per share attributable to common stockholders--basic and diluted	$(0.06)	$(0.04)	$(0.14)	$(0.11)

Weighted-average common shares used in computing net loss per share attributable to common stockholders--basic and diluted	188,833,877	187,190,228	188,802,720	159,687,997

Comprehensive loss:
Net loss	$(9,909)	$(8,414)	$(19,959)	$(18,299)
Comprehensive loss	$(9,909)	$(8,414)	$(19,959)	$(18,299)